LOAN AGREEMENT

between

DEG III, LLC, a Delaware limited liability company

and

Wells Fargo Bank, National Association

Entered into as of February 12, 2008

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of February 12, 2008, by and between DEG III, LLC, a Delaware limited liability company (“Borrower”), and Wells Fargo Bank, National Association (“Lender”).

R E C I T A L S

A.	Borrower owns or will own certain real property described in Exhibit A hereto and all improvements now or hereafter existing thereon (collectively, the “Property”).

B.	Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the amounts described below.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1.                                  DEFINITIONS

1.1
DEFINED TERMS.  The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“ADA” -  means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et. seq. as now or hereafter amended or modified.

“Agreement” - shall have the meaning ascribed to such term in the preamble hereto.

“Applicable LIBO Rate” - shall have the meaning ascribed to such term in the Note.

“Appraisal” – means the appraisal referred to in Section 2.7 and 2.10(f), as applicable.

“Bankruptcy Code” - means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Border Zone Property” - means any property designated as “border zone property” under the provisions of California Health and Safety Code, Sections 25220 et seq., or any regulation adopted in accordance therewith.

“Borrower” - means DEG III, LLC, a Delaware limited liability company.

“Business Day” - means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Deed of Trust” - means that certain Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as Mortgagor, in favor of Lender, as Mortgagee, as hereafter amended, supplemented, replaced or modified.

“Default” - shall have the meaning ascribed to such term in Section 9.1.

“Effective Date” - means the date the loan proceeds are released to the Borrower pursuant to instructions given by the Lender to the escrow under which the Loan is closed.

“Extended Maturity Date” - means March 1, 2011.

“Gross Coverage Factor” - shall be determined by dividing the Net Operating Income of the Property by the commitment amount of the Loan, said fraction to be expressed as a percentage.

“Gross Operating Income” - shall have the meaning ascribed to such term in Section 8.5 (a).

“Guarantor” – means collectively, Richard W. Gushman, II, an individual and Douglas Emmett Properties, LP, a Delaware limited partnership, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection or with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Hazardous Materials” - shall have the meaning ascribed to such term in Section 6.1 (a).

“Hazardous Materials Claims” - shall have the meaning ascribed to such term in Section 6.1 (c).

“Hazardous Materials Laws” - shall have the meaning ascribed to such term in Section 6.1 (b).

“Honolulu Club Lease” – means that certain lease dated February 13, 2008, between Borrower and HNLC, Inc., covering a portion of the Property.

“Indemnitor” - means collectively, Richard W. Gushman, II, an individual and Douglas Emmett Properties, LP, a Delaware limited partnership, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any indemnity now or hereafter executed in connection or with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Lender” - means Wells Fargo Bank, National Association.

“LIBO Rate” - shall have the meaning ascribed to such term in the Note.

“Loan” - means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement:  EIGHTEEN MILLION DOLLARS ($18,000,000).

“Loan Documents” - means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan-to-Value Percentage” - shall have the meaning ascribed to such term in Section 2.7.

“Maturity Date” - means March 1, 2010, subject to extension as provided in Section 2.10 below.

“Net Operating Income” - for purposes of calculating the Gross Coverage Factor shall mean the appraised As-Is net operating income as set forth in the Appraisal.

“Note” - means that certain Promissory Note Secured by Deed of Trust of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Operating Statement” - shall have the meaning ascribed to such term in Section 9.5.

“Option to Extend” - means Borrower’s option, subject to the terms and conditions of Section 2.10, to extend the term of the Loan from the Maturity Date to the Extended Maturity Date.

“Original Maturity Date” - means the Maturity Date.

“Other Related Documents” - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Participant” - shall have the meaning ascribed to such term in Section 10.13.

“Permitted Encumbrances” – shall have the meaning ascribed to such term in the Deed of Trust.

“Permitted Operating Expenses” - shall have the meaning ascribed to such term in Section 8.5 (b).

“Property” - shall have the meaning ascribed to such term in Recital A.

“Reserve Percentage” - shall have the meaning ascribed to such term in the Note.

“Secured Obligations” - shall have the meaning ascribed to such term in the Deed of Trust.

“Subdivision Map” - shall have the meaning ascribed to such term in Section 7.6.

“Title Policy” - means the ALTA Lender’s Policy of Title Insurance as issued by Chicago Title Insurance Company.

“Variable Rate” - shall have the meaning ascribed to such term in the Note.

1.2	EXHIBITS INCORPORATED. All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

ARTICLE 2.                                  LOAN

2.1
LOAN.  Subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of EIGHTEEN MILLION DOLLARS ($18,000,000); said sum to be disbursed in full on the Effective Date and evidenced by the Note.  The Note shall be secured, in part, by the Deed of Trust encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used for the acquisition of the Property or for loan fees, closing costs or other fees, costs or expenses of Borrower related to this financing or the acquisition of the Property.

2.2
FEES.  Borrower shall pay to Lender, at Loan closing, a loan fee in the amount of $18,000; an appraisal/review fee in the amount of $9,000.00; an environmental review fee in the amount of $640.00; a flood determination fee of $10.00; and the cost of a Tax Service Contract in the amount of $240.00.  Lender’s legal fees shall be paid by Borrower at closing by wire transfer through escrow.

2.3
LOAN DOCUMENTS.  Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan  Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4
EFFECTIVE DATE.  The date of the Loan Documents is for reference purposes only.  The Effective Date of delivery and transfer to Lender of the security under the Loan Documents and of Borrower’s and Lender’s obligations under the Loan Documents is the date the loan proceeds are released to the Borrower pursuant to instructions given by the Lender to the escrow under which the Loan is closed.

2.5
MATURITY DATE.  On the Maturity Date (or the Extended Maturity Date, if applicable) all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full.  All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.6
CREDIT FOR PRINCIPAL PAYMENTS.  Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 5:00 p.m. (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds.  Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.7
APPRAISAL REQUIREMENT.  Prior to the Effective Date, as a condition precedent to making the Loan, Lender shall have received a written appraisal prepared in conformance with the requirements of the Comptroller of the Currency confirming to the satisfaction of Lender that the Loan amount as a percentage of the as-is fair market value of the Property does not exceed seventy-five percent (75%) (“Loan-to-Value Percentage”).

2.8
GROSS COVERAGE FACTOR REQUIREMENT.  As of the Effective Date, as a condition precedent to making the Loan, the projected annualized cash flow of the Property (taking into account pro forma market rents from the Honolulu Club Lease) shall have a Gross Coverage Factor of not less than ten percent (10%).

2.9
FULL REPAYMENT AND RECONVEYANCE.  Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall cause the lien of the Deed of Trust to be released as an encumbrance on the Property; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such release:  (a) Lender shall have received all recording costs, the costs of preparing and delivering for recording such release, and any sums then due and payable under the Loan Documents; and (b) if applicable, Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property.

2.10
OPTION TO EXTEND.  Borrower shall have the option to extend the term of the Loan from the Maturity Date (for purposes of this Section, “Original Maturity Date”), to the Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)
Borrower shall provide Lender with written notice of Borrower’s request to exercise the Option to Extend not more than one hundred twenty (120) days but not less than sixty (60) days prior to the Original Maturity Date; and

(b)
As of the date of Borrower’s delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default shall have occurred and be continuing, and Borrower shall so certify in writing; and

(c)
Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the Option to Extend and shall deliver to Lender, at Borrower’s sole cost and expense, a CLTA 110.5 endorsement to the Title Policy if required by Lender; and

(d)
There shall have occurred no material adverse change, as determined by Lender in its reasonable discretion, in the financial condition of Borrower, any Guarantor or any Indemnitor from that which existed as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender; and

(e)	On or before the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of Nine Thousand Dollars ($9,000); and

(f)
At Lender’s option, Lender shall have obtained a written appraisal prepared in conformance with the requirements of the Comptroller of the Currency confirming to the satisfaction of Lender that the Loan amount as a percentage of the as-is fair market value of the Property as of the Original Maturity Date does not exceed seventy-five percent (75%) (“Loan-to-Value Percentage”); provided, however, in the event such as-is fair market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower shall pay down the outstanding principal balance of the Loan on the date following the Original Maturity Date which next coincides with the expiration of a Fixed Rate Period (as defined in the Note) and without premium or penalty such that said Loan-to-Value Percentage may be met.  The valuation date of such appraisal shall be within sixty (60) days of the Original Maturity Date.  Any principal balance reduction shall reduce Lender’s commitment by a like amount and may not be reborrowed; and

(g)	The Gross Coverage Factor shall equal or exceed ten percent (10%).

Except as modified by this Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

ARTICLE 3.                                  DISBURSEMENT

3.1	CONDITIONS PRECEDENT. Lender’s obligation to make the Loan shall be subject to satisfaction of each of the following conditions precedent:

(a)
There exists no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both; and

(b)
Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents; and

(c)
The Deed of Trust is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon except the Permitted Encumbrances and other matters approved by Lender in writing; and

(d)	Credit approval by Lender; and

(e)
Lender’s receipt and satisfactory review and approval of the proposed Honolulu Club Lease and of a Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement on Lender’s approved form; and

(f)	Lender’s receipt and satisfactory review and approval of the Appraisal and an environmental report with respect to the Property; and

(g)	Lender’s receipt and satisfactory review and approval of Borrower’s formation documents; and

(h)
No material adverse change shall have occurred in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower shall not have entered into any material transaction which is not disclosed in such financial statements other than (i) its contract to acquire the Property and its consummation of the purchase of the Property, (ii) entering into the Honolulu Club Lease and (iii) entering into arrangements providing for the management of the Property; and

(i)	Lender’s review and approval of all matters relating to Borrower’s title to the Property; and

(j)	Lender’s satisfactory review, approval and analysis of Guarantors’ financial statements; and

(k)	An assignment of Borrower’s rights under any management agreement pursuant to which the Property is being managed; and

(l)	Lender’s receipt and satisfactory review and approval of a property condition report showing the physical condition of the Property; and

(m)	Lender’s receipt and satisfactory review and approval of a capital improvement plan for the Property; and

(n)	All other due diligence matters customary in loan transactions similar to this transaction.

3.2
ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION.  On the Effective Date, provided all conditions precedent for disbursement have been satisfied, the proceeds of the Loan and Borrower’s Funds, shall be disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of that certain Section entitled Funds Transfer Disbursements or any funds transfer agreement which is identified in Exhibit B hereto.

3.3
FUNDS TRANSFER DISBURSEMENTS.  Borrower hereby authorizes Lender to disburse the proceeds of the Loan made by Lender or its affiliate pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in Exhibit “C” attached hereto entitled Transfer Authorizer Designation.  Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower.  Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower.  Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower.  If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower.  Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after Lender’s confirmation to Borrower of such transfer.  Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Lender or prohibited by government authority (it being understood that Bank of Hawaii is acceptable to Lender for this purpose); (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Lender to violate any applicable law or regulation.  Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation.  Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4.                                  INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:

4.1
TITLE INSURANCE.  A Title Policy, together with any endorsements which Lender may require as part of the Title Policy issued on the Effective Date, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property, subject only to the Permitted Encumbrances or other matters approved by Lender in writing.

4.2
PROPERTY INSURANCE.  An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property in an amount acceptable to Lender.  Such coverage should adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise.  Lender shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).

4.3
FLOOD HAZARD INSURANCE.  A policy of flood insurance, as deemed necessary by Lender, in an amount required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

4.4
LIABILITY INSURANCE.  A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property.

4.5
OTHER COVERAGE.  Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the subject Property located in or around the region in which the subject Property is located.  Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

4.6
GENERAL.  Borrower shall provide to Lender insurance certificates or other evidence of coverage in form acceptable to Lender, with coverage amounts, deductibles, limits and retentions as required by Lender.  All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage).  Lender shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with respect to the Property.  All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Lender.

4.7
INSURANCE PROGRAM.  Notwithstanding anything to the contrary contained herein, it is understood and agreed that Lender has reviewed and approved Borrower’s existing portfolio insurance program as of the Effective Date (the “Existing Insurance Program”) (including, without limitation, the coverages, deductibles, carriers, ratings, reinsurance and other terms and provisions of such policies) applicable to the Property and, notwithstanding any discrepancies between the Existing Insurance Program and the insurance requirements set forth in Sections 4.2 through 4.6 hereof and in the insurance requirements letter provided by Lender to Borrower prior to closing (the “Insurance Requirements”), the Existing Insurance Program shall be deemed to satisfy the Insurance Requirements as of the Effective Date; provided, however, Lender reserves the right to make changes to the Insurance Requirements from time to time subsequent to the Effective Date to the extent such changes are required pursuant to and in accordance with governmental and regulatory requirements applicable to Lender and Borrower shall be obligated to satisfy such Insurance Requirements as modified during the term of the Loan promptly upon receipt of written notice of such changes.  If and to the extent any insurance maintained under the Existing Insurance Program exceeds the Insurance Requirements, Borrower may reduce the insurance maintained under the Existing Insurance Program to standards that meet or exceed the standards set forth in the Insurance Requirements as they may hereafter be modified or that are otherwise approved by Lender.

ARTICLE 5.                                  REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

5.1
AUTHORITY/ENFORCEABILITY.  Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, improve (subject to local building permit requirements) and operate the Property as contemplated by the Loan Documents.

5.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

5.3
FORMATION AND ORGANIZATIONAL DOCUMENTS.  Borrower has delivered to Lender all formation and organizational documents of Borrower and its non-member manager, and of all guarantors of the Loan that are not individuals, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.  Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents.

5.4
NO VIOLATION.  Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any governmental requirement applicable to the Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity applicable to Borrower; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is or, to Borrower’s knowledge, the Property is bound; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity applicable to Borrower.

5.5
COMPLIANCE WITH LAWS.  Borrower has, and at all times shall have obtained, or will obtain, all permits, licenses, exemptions, and approvals necessary for Borrower to occupy, operate and market the Property,  and shall maintain compliance with all governmental requirements applicable to the Property to which Borrower is subject and all other applicable statues, laws, regulations and ordinances necessary for the transaction of its business. The Property is a legal parcel lawfully created in compliance with all subdivision laws and ordinances.

5.6	LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or, to Borrower’s knowledge, threatened against Borrower or affecting the Property.

5.7
FINANCIAL CONDITION.  All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, and/or any Guarantors, fairly and accurately represent the financial condition of the subject thereof in all material respects as of the applicable dates thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Lender, as evidenced by Lender’s disbursement of funds to Borrower at Closing); provided, however, that the accuracy of any financial statements or information relating to the Property is to Borrower’s knowledge.  Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

5.8
NO MATERIAL ADVERSE CHANGE.  There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements except as noted in Section 3.1(h).

5.9
ACCURACY.  To Borrower’s knowledge, all reports, documents, instruments, information and forms of evidence that Borrower has delivered to Lender concerning the Loan or security for the Loan or as required by the Loan Documents are materially accurate, correct and sufficiently complete to give Lender materially true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

5.10
AMERICANS WITH DISABILITIES ACT COMPLIANCE.  Except as disclosed in the property condition report(s) dated February 6, 2008, furnish to Lender on or prior to the Effective Date, Borrower represents and warrants to Lender, to Borrower’s knowledge, that the Property currently complies and hereafter shall be maintained in compliance with the requirements and regulations of the Americans With Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as hereafter amended.  At Lender’s written request from time to time, Borrower shall provide Lender with written evidence of such compliance satisfactory to Lender. Borrower shall be solely responsible for all ADA costs of compliance and reporting required by law.

5.11
TAX LIABILITY.  Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

5.12
BUSINESS LOAN.  The Loan is a business loan transaction in the stated amount solely for the purpose of acquiring and financing the Property and carrying on the business of Borrower and none of the proceeds of the Loan will be used for personal, family or agricultural purposes.

5.13
TAX SHELTER REGULATIONS.  Neither Borrower, any Guarantor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  If Borrower, or any other party to the Loan determines to take any action inconsistent with such intention, Borrower will promptly notify Lender thereof.  If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

ARTICLE 6.                                  HAZARDOUS MATERIALS

6.1
SPECIAL REPRESENTATIONS AND WARRANTIES.  Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a)
Hazardous Materials.  Except as previously disclosed to Lender in that certain Phase I Environmental Site Assessment, prepared by AEI Consultants, AEI Project No. 174030, dated November 19, 2007, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are  “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

(b)
Hazardous Materials Laws.  The Property is in compliance with all applicable laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation:  the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and, in each case to the extent applicable to the Property, all comparable state and local laws, laws of other jurisdictions or orders and regulations.

(c)
Hazardous Materials Claims.  There are no claims or actions (“Hazardous Materials Claims”) pending or threatened against Borrower or the Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

(d)
Border Zone Property.  The Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

6.2	HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)
No Hazardous Activities.  Borrower shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)	Compliance. Borrower shall comply and cause the Property to comply with all applicable Hazardous Materials Laws.

(c)
Notices.  Borrower shall promptly notify Lender in writing of:  (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower that the Property does not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

(d)
Remedial Action.  In response to the presence of any Hazardous Materials on, under or about the Property in violation of applicable Hazardous Materials laws, within thirty (30) days (or such shorter period mandated by any administrative or court order or judgment) Borrower shall promptly commence and thereafter take, at Borrower’s sole expense, all remedial action required by any applicable Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

6.3
INSPECTION BY LENDER.  Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a non-judicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

6.4
HAZARDOUS MATERIALS INDEMNITY.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE.  BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

6.5
LEGAL EFFECT OF SECTION.  Borrower and Lender agree that:  (a) this Article 6 is intended as Lender’s written request for information (and Borrower’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure §726.5; and (b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lender and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure §736, and as such it is expressly understood that Borrower’s duty to indemnify Lender hereunder shall survive: (a) any judicial or non-judicial foreclosure under the Deed of Trust, or transfer of the Property in lieu thereof, (b) the release and reconveyance or cancellation of the Deed of Trust; and (c) the satisfaction of all of Borrower’s obligations under the Loan Documents, except that, if and only if the Loan and all other obligations to Lender are repaid in full in immediately available funds and Lender has not made any written claim to Borrower pursuant to this Article 6 on or before the date three (3) years after repayment in full of the Loan and all such other obligations, then the obligations of Borrower under this Article 6 shall terminate upon such date three (3) years after such repayment in full, and, provided further, Borrower shall have no liability to Lender under this Article 6 with respect to losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses incurred as a consequence of (A) Hazardous Materials used, generated, manufactured, stored, disposed of, transported or first present in, on, under or about the Property after (I) Borrower is no longer vested with ownership of the Property as a result of a foreclosure or deed in lieu of foreclosure or (II) a receiver has been appointed for the Property and Borrower is no longer in possession of the Property; or (B) the gross negligence or willful misconduct of any indemnified party.

ARTICLE 7.                                  COVENANTS OF BORROWER

7.1
EXPENSES.  Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents.  For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees.  Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semi-annually.  If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.  Notwithstanding the foregoing, or anything to the contrary contained in the Loan Documents, Borrower shall not be responsible for (a) any costs of preparing the Loan Documents other than Lender’s legal fees to be paid at closing, (b) any costs of administering the Loan, (c) any appraisal, auditing, architectural, engineering or inspection fees or costs except for the cost of the Appraisals, (d) the cost of any environmental assessments or inspections made or contracted for by Lender unless Lender has reason to suspect that there has been a material release of Hazardous Materials on the Property, (e) any survey or flood certification costs other than the survey and flood certification costs incurred by Borrower prior to closing, (f) any costs of releasing the Deed of Trust or the other collateral except recording or filing fees, (g) any costs of title insurance other than the premium for the Title Policy payable at closing and, if applicable, the endorsement required by Section 2.10(c) above or (h) any costs of selling, syndicating or participating the Loan.

7.2
ERISA COMPLIANCE.  Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

7.3
LEASING.  Subject to the rights of tenants under their existing Leases, Borrower shall use commercially reasonable efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.

7.4
APPROVAL OF LEASES.  All leases of the Property affecting ten thousand (10,000) rentable square feet of the Property or more, shall:  (a) be upon terms and with tenants approved by Lender prior to Borrower’s execution of any such lease; and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Lender.

7.5
INCOME TO BE APPLIED TO DEBT SERVICE.  Borrower shall apply all gross operating income from the Property for any period to the payment of current operating expenses of the Property for such period and the payment of accrued interest and other amounts that are due and payable under the Loan Documents during such period before making distributions to any member of Borrower.  In no event shall any gross operating income be distributed to any member of Borrower at any time when a Default has occurred and is continuing.

7.6
SUBDIVISION MAPS.  Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Lender’s receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map.  Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower.  Within five (5) Business Days after Lender’s request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map.  In connection with and promptly after the recordation of any amendment or other modification to the Deed of Trust recorded in connection with such amendments, Borrower shall deliver to Lender, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Deed of Trust.  Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

7.7
OPINION OF LEGAL COUNSEL.  On the Effective Date, as a condition to making the Loan, Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Lender to the effect that:  (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower is duly formed and has all requisite authority to enter into the Loan Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request.

7.8
FURTHER ASSURANCES.  Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or that are necessary to perfect and preserve any liens created by the Loan Documents.

7.9
ASSIGNMENT.  Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

7.10
MANAGEMENT OF PROPERTY.  Without the prior written consent of Lender, Borrower shall not enter into any agreement providing for the management, leasing or operation of the Property.  Lender’s approval of the entity which is to provide the management, leasing or operation of the Property shall not be required if such entity is Douglas Emmett Management Hawaii, LLC or any other entity controlled directly or indirectly by Douglas Emmett, Inc.

ARTICLE 8.                                  REPORTING COVENANTS

8.1
FINANCIAL INFORMATION.  Borrower shall deliver to Lender, (a) not later than one hundred twenty (120) days after Borrower’s fiscal year end, a current financial statement (i.e., an income and expense statement and balance sheet) for Borrower (signed by the managing member), which may be unaudited, and (b) a copy of the Form 10-K of Douglas Emmett, Inc., to be delivered within the later of one hundred twenty (120) days after Douglas Emmett, Inc.’s fiscal year end or five (5) Business Days after it becomes publicly available.  Delivery of the 10-K may be made by posting it on, or making it accessible to the Lender via, the website of Douglas Emmett, Inc.  These statements shall be prepared in accordance with generally accepted accounting principles consistently applied except as noted therein.

Borrower shall also deliver or cause to be delivered to Lender a personal financial statement from Richard W. Gushman, II, not later than one hundred twenty (120) days of calendar year end.  Such financial statement, and the manner of its preparation, shall be acceptable if they are consistent with the financial statement that Mr. Gushman has provided Lender in connection with the closing of the Loan.

8.2
BOOKS AND RECORDS.  Borrower shall maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

8.3	REPORTS. Intentionally Deleted.

8.4	LEASING REPORTS. Borrower shall deliver to Lender quarterly rent rolls not later than sixty (60) days after the end of each fiscal quarter.

8.5
OPERATING STATEMENTS FOR PROPERTY.  Until such time as the Note is paid in full, Borrower shall deliver to Lender within sixty (60) days following the end of each fiscal quarter an “Operating Statement” which shows in detail the amounts and sources of gross operating income from the Property for such period received by or on behalf of Borrower and the amounts and purposes of operating expenses for the Property paid by or on behalf of Borrower with respect to the Property for the previous quarter.

ARTICLE 9.                                  DEFAULTS AND REMEDIES

9.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)	Monetary. Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents and such failure shall continue for a period of ten (10) days; or

(b)
Performance of Obligations.  Borrower’s failure to perform any obligation under any of the Loan Documents which failure is not otherwise expressly made a Default under this Section 9.1 and the continuance of such failure for thirty (30) days after notice to Borrower, or within any longer grace period, if any, allowed in this Agreement for such failure; provided, however, that if such failure can be cured but is not reasonably susceptible of cure within thirty (30) days and Borrower commences such cure within such period and thereafter prosecutes such cure with reasonable diligence, then Borrower shall be permitted such additional period that shall be reasonably necessary (but not to exceed an aggregate period of 90 days) to cure such failure; and Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; or

(c)
Use.  The prohibition or enjoining of Borrower’s right to occupy, use or lease the Property for a continuous period of more than thirty (30) days and such prohibition or injunction prevents Borrower (and its agents) from collecting rent and operating the Property; or

(d)
Condemnation; Attachment.  (i) The condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to, any material portion of the Property; or (ii) the sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower under any of the Loan Documents, or of all or substantially all of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of sixty (60) days or the sale of the assets affected thereby; or

(e)
Representations and Warranties.  (i) The failure of any material representation or warranty of Borrower in any of the Loan Documents and the continuation of such failure for more than thirty (30) days after written notice to Borrower from Lender requesting that Borrower cure such failure; or (ii) any material adverse change in the financial condition of Borrower, any Guarantor, or any Indemnitor from the financial condition represented to Lender as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender which impairs the ability of such entity or person to perform its obligations under the Loan Document to which any of them are a party; or

(f)
Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(g)
Involuntary Bankruptcy.  The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan or the Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition; or

(h)
Guarantors.  The occurrence of any of the events specified in Section 9.1 (f) or 9.1 (g) as to any person or entity other than Borrower, including, without limitation, any Guarantor or Indemnitor, which is in any manner obligated to Lender for all or any part of the Borrower’s obligations under the Loan Documents; or

(i)	Death or Incapacity of Borrower. The death or incapacity of Borrower, if an individual; or

(j)
Change In Management or Control.  The occurrence of any material management or organizational change in Borrower that is reasonably anticipated to have a material adverse effect on the Loan, on the Property, or on the ability of Borrower to perform its obligations under the Loan Documents; provided, however, that the following shall not constitute a Default hereunder: (i) any transfer of any limited liability company interests in Borrower, or (ii) any transfer of the non-member manager’s interest in Borrower, provided in each case that, after any such transfer, Douglas Emmett, Inc. still directly or indirectly “controls” Borrower and any non-member manager of Borrower; or

(k)
Loss of Priority.  The failure at any time of the Deed of Trust to be a valid first lien upon the Property or any portion thereof (which lien, however, may be and remain subject to the Permitted Encumbrances without constituting a Default hereunder); or

(l)
Hazardous Materials.  The discovery of any significant Hazardous Materials in, on or about the Property subsequent to the Effective Date and either Borrower or any Indemnitor is in default of any of its obligations hereunder or under the Hazardous Materials Indemnity Agreement (Unsecured) executed by Indemnitor, as indemnitor, in favor of Lender, as applicable, beyond any applicable notice and/or cure period.  Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Lender’s sole discretion, have a materially adverse impact on the value of the Property; or

(m)
Default Under Credit Lease.  The occurrence of a default (which is continuing after any applicable notice, grace or cure period) by either lessor or lessee under, or the surrender, abandonment, termination or rescission of, that certain lease executed by Borrower, as lessor, and HNLC, Inc., as lessee, dated February 13, 2008, which lease, or a memorandum thereof, was recorded ________________, as instrument or document number _______________ in the Bureau of Conveyances of the State of Hawaii, which default has a material adverse effect on Borrower’s ability to satisfy its obligations under the Loan Documents.

(n)	Other Bankruptcy. The occurrence of any of the events specified in Sections 9.1 (f) or 9.1 (g) of this Agreement with respect to Douglas Emmett, Inc., a Maryland corporation; or

(o)
Adverse Financial Condition - Other Than Borrower.  Any material adverse change in the financial condition of Guarantor or Douglas Emmett, Inc. from the condition shown on the financial statement(s) submitted to Lender and relied upon by Lender in making the Loan, the materiality and adverse effect of such change in financial condition to be reasonably determined by Lender in accordance with its credit standards and underwriting practices in effect at the time of making such determination and which material adverse change materially impairs the ability of Guarantor to perform its obligations under the Repayment Guaranty of even date herewith executed by Guarantor in favor of Lender; or

(p)
Transfer of Assets.  The sale, assignment, pledge, hypothecation, mortgage or transfer of all or substantially all of the assets of Borrower or Guarantor other than in the ordinary course of business of said person or entity; or

(q)
Transfer of Interest in Borrower.  Any sale or transfer of the membership interests in Borrower; provided, however, that any sale or transfer of any membership interests or limited liability company interest in Borrower shall not constitute a Default hereunder, provided that, after such sale or transfer, Douglas Emmett, Inc. still directly or indirectly “controls” Borrower and any non-member manager of Borrower; or

(r)
Unsecured Indemnity Agreement. The occurrence of a default under that certain Hazardous Materials Indemnity Agreement (Unsecured) executed by Indemnitor, as indemnitor, in favor of Lender of even date herewith which is continuing after written notice from Lender to Indemnitor of such default and Indemnitor is not diligently prosecuting the cure of such default within five (5) days of receipt of such written notice and continuously thereafter until such default has been cured.

As used herein, the term “control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies of Borrower (whether through ownership of securities or other ownership interests, by contract or otherwise).

9.2
ACCELERATION UPON DEFAULT; REMEDIES.  Upon the occurrence of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable.

9.3
DISBURSEMENTS TO THIRD PARTIES.  Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment.  If such payment is made from funds of Lender, Borrower shall repay such funds within ten (10) days after written demand of Lender.  In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

9.4
REPAYMENT OF FUNDS ADVANCED.  Any funds expended by Lender  in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

9.5
RIGHTS CUMULATIVE, NO WAIVER.  All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time.  Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults.  No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition.  Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 10.                                  MISCELLANEOUS PROVISIONS

10.1
INDEMNITY.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY ENGAGED OR HIRED BY BORROWER WITH RESPECT TO ANY OF THE PROPERTY.  BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE,  RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

10.2
FORM OF DOCUMENTS.  The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

10.3	NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

10.4
NOTICES.  All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement).  All notices, demands or other communications shall be considered as properly given if delivered personally, by overnight commercial courier service, charges prepaid, or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

10.5
ATTORNEY-IN-FACT.  Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, effective while any Default exists, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

10.6
ACTIONS.  Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all reasonable expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

10.7
RIGHT OF CONTEST.  Borrower may contest in good faith any claim, demand, levy, assessment, mechanics’ lien or other lien by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender reasonably determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender reasonably determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful.  Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy, assessment or lien from becoming a Default.

10.8
RELATIONSHIP OF PARTIES.  The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

10.9
DELAY OUTSIDE LENDER’S CONTROL.  Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

10.10
ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT.  If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

10.11
IMMEDIATELY AVAILABLE FUNDS.  Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

10.12
LENDER’S CONSENT.  Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

10.13
LOAN SALES AND PARTICIPATION; DISCLOSURE OF INFORMATION.  Borrower agrees that Lender may elect, at any time, to sell, assign or grant participation in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion (“Participant”).  Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to:  (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, the Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower, any Guarantor and any Indemnitor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan.  In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves, but no owner of a participation interest shall have any direct rights of enforcement against Borrower or any Guarantor or Indemnitor under this Agreement or any of the Loan Documents.  In connection with any such sale or assignment, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser or assignee and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale or assignment.  The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser or assignee.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

10.14
CAPITAL ADEQUACY.  If Lender or any Participant in the Loan, or either of them, determines that compliance with any future law or regulation or with any future guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender’s or such Participant’s or such corporation’s commitments or its making or maintaining advances below the rate which Lender or such Participant or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender’s obligations hereunder.  A certificate as to such amounts, submitted to Borrower by Lender or such Participant, shall be conclusive and binding for all purposes, absent manifest error provided that any discretion exercise by Lender or such Participant in making any such determination was exercised in a reasonable manner.

10.15	LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents.

10.16	TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender.

10.17
BORROWER’S WAIVER.  Borrower hereby waives all of its rights under California Civil Code Section 2822, which provides as follows:  “(a) The acceptance, by a creditor, of anything in partial satisfaction of an obligation, reduces the obligation of a surety thereof, in the same measure as that of the principal, but does not otherwise affect it.  However, if the surety is liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied; and (b) For purposes of this section and Section 2819, an agreement by a creditor to accept from the principal debtor a sum less than the balance owed on the original obligation, without the prior consent of the surety and without any other change to the underlying agreement between the creditor and principal debtor, shall not exonerate the surety for the lesser sum agreed upon by the creditor and principal debtor.”

10.18
SEVERABILITY.  If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefore, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

10.19
HEIRS, SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

10.20	TIME. Time is of the essence of each and every term of this Agreement.

10.21
HEADINGS.  All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

10.22
GOVERNING LAW.  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws.  Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

10.23
USA PATRIOT ACT NOTICE. COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, Lender (for itself and/or as Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

10.24
INTEGRATION; INTERPRETATION.  The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral.  The Loan Documents shall not be modified except by written instrument executed by all parties.  Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

10.25
JOINT AND SEVERAL LIABILITY.  If more than one person or entity has executed this Agreement or any of the other Loan Documents as “Borrower” or “Mortgagor,” then the obligations of all such persons hereunder or thereunder shall be joint and several.

10.26
COUNTERPARTS.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

10.27	SCHEDULE OF LEASES. Attached hereto as Exhibit D is a Schedule of Leases currently in effect with respect to the Property

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Gary E. Kasper
Its: Senior Vice President

Lender’s Address: Wells Fargo Bank, National Association Real Estate Group (AU#13161) 707 Wilshire Boulevard, 16th Floor Los Angeles, CA 90017 Attention:Martha Miller	With a copy to: Wells Fargo Bank, National Association Disbursement and Operations Center 2120 East Park Place, Suite 100 El Segundo, CA 90245 Attention:Angie Choi

“BORROWER”

DEG III, LLC,
a Delaware limited liability company

By:           Douglas Emmett Management, Inc.,
a Delaware corporation
its Manager

By:
Name:
Office:

Borrower’s Address: DEG III, LLC 808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401 Attention:Jordan L. Kaplan and William Kamer	With a copy to: Cox, Castle & Nicholson LLP 2049 Century Park East, 28th Floor Los Angeles, California 90067-3284 Attention:Jonathan Sears, Esq.

EXHIBIT A - DESCRIPTION OF PROPERTY

Exhibit A to LOAN AGREEMENT between DEG III, LLC, a limited liability company, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, dated as of February 12, 2008.

All that certain real property located in the County of Honolulu, State of Hawaii, described as follows:

All of that certain parcel of land situate at Kaakaukukui, Kewalo and Kukulueao, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:

LOT 447, area 32,725 square feet, more or less, as shown on Map 35, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward;

Being land(s) described in Transfer Certificate of Title No. ____________ issued to DEG III, LLC, a Delaware limited liability company.

EXHIBIT B - DOCUMENTS

Exhibit B to LOAN AGREEMENT between DEG III, LLC, a Delaware limited liability company, as “Borrower”, and Wells Fargo Bank, National Association, as “Lender”, of even date herewith.

1.
Loan Documents.  The documents listed below, numbered 1.1 through 1.13, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	The Promissory Note Secured by Deed of Trust of even date herewith in the original principal amount of the Loan made by Borrower and payable to the order of Lender.

1.3	The Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as Mortgagor, in favor of Lender, as Mortgagee.

1.4	Subordination Agreement; Acknowledgement of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement by and among Borrower, Lender and HNLC, Inc. relating to the Honolulu Club Lease.

1.5	Assignment, Consent and Subordination of Property Management Agreement.

1.6	Uniform Commercial Code National UCC Financing Statement (Form UCC1), naming Borrower as Debtor and Lender as Secured Party.

1.7	Certificate of Douglas Emmett Management, Inc. dated February 13, 2008 executed by William Kamer to which there is attached the following certificates, resolutions and agreements.

1.8	Corporate Resolution authorizing the execution of the Loan Documents by Borrower and the Repayment Guaranty by Douglas Emmett Properties, LP dated February 13, 2008.

1.9	Certificate of Formation of Borrower.

1.10	Limited Liability Company Agreement of Borrower.

1.11	Certificate of Limited Partnership of Douglas Emmett Properties, LP a Delaware limited partnership.

1.12	Agreement of Limited Partnership of Douglas Emmett Properties, LP.

1.13	Certificate of Incorporation and Bylaws of Douglas Emmett Management, Inc.

Other Related Documents (Which Are Not Loan Documents):

i.	Repayment Guaranty of even date herewith executed by Douglas Emmett Properties, LP and Richard W. Gushman, II, as Guarantor in favor of Lender.

ii.	Agreement For Disbursement Prior To Recording And Amendment To Note of even date herewith executed by and between Borrower and Lender.

iii.	Hazardous Materials Indemnity Agreement (Unsecured) of even date herewith executed by and between Douglas Emmett Properties, LP and Richard W. Gushman, II, as Indemnitor, and Lender.

iv.	Opinion of Borrower’s Legal Counsel dated February 13, 2008, executed by Cox, Castle & Nicholson LLP.

EXHIBIT C
Loan No. 105590

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW  ☐ REPLACE PREVIOUS DESIGNATION  ☐  ADD  ☐  CHANGE  ☐  DELETE LINE NUMBER  _____

The following representatives of DEG III, LLC (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 105590 dated February 12, 2008 between Wells Fargo Bank, National Association (“Bank”) and Borrower. Bank is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount
1.	Jordan L. Kaplan	Chief Executive Officer	$18,000,000
2.	William Kamer	Chief Financial Officer	$18,000,000
3.	Andres Gavinet	Executive Vice President	$18,000,000
4.	John Meehan	Vice President	$18,000,000
5.	Greg Hambly	Chief Accounting Officer	$18,000,000

Beneficiary Bank and Account Holder Information
1.
Transfer Funds to (Receiving Party Account Name): Title Guaranty Escrow Services, Inc.
Receiving Party Account Number: 0001-029630
Receiving Bank Name, City and State: Bank of Hawaii Main Branch Honolulu, Hawaii	Receiving Bank Routing (ABA) Number 121301028
Maximum Transfer Amount: $17,972,110
Further Credit Information/Instructions: Reference: Escrow No. A7-101-5975 Attn: Barbara Paulo

2.
Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

3.
Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

1  Maximum Wire Amount may not exceed the Loan Amount.

Date: February 12, 2008

“BORROWER”

DEG III, LLC,
a Delaware limited liability company

By:           Douglas Emmett Management, Inc.,
a Delaware corporation
its Manager

By:
Name:
Office:

Borrower’s Address:
DEG III, LLC
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401

Attention:	Jordan L. Kaplan and William Kamer

EXHIBIT D
Loan No. 105590

Honolulu club

Schedule of Leases

101           HECO, Inc
Lease dated 12/24/1991
1st Amendment dated 12/31/1996
2nd Amendment dated 3/20/1997
3rd Amendment dated 5/5/2004
4th Amendment dated 9/5/2007

102           Wesco Restaurant Group
Lease dated 11/13/1979
1st Amendment dated 12/19/1979
2nd Amendment dated 9/9/1980
3rd Amendment dated 1/1/1981
4th Amendment dated 3/1/2001

401           World Financial
Lease dated 10/18/2006

410           K. Caswell & G. Uyeda DDS
Lease dated 3/9/1995
1st Amendment dated 3/15/2005

430           Healthcare Association of Hawaii
Lease dated 9/11/1986
1st Amendment dated 9/1/1987
2nd Amendment dated 10/9/1996
3rd Amendment dated 12/6/2006

460           Honolulu Sports Medical Clinic
Lease dated 1/18/2000
1st Amendment dated 10/28/2003

480           Sabrina Fair International, Inc.
Lease dated 1/1/1999
1st Amendment dated 11/14/2003

700           HNLC, Inc.
Lease dated 2/13/2008

600           Kokua Integrative Healthcare
Lease dated 8/1/2002
1st Amendment dated 4/8/2004